Exhibit 10.1

SEPARATION AGREEMENT

This Separation Agreement (the "Agreement" ) is entered into as of April 27,

2015, by and between BrainStorm Cell Therapeutics Ltd. (the "Company") of the first part; and Ms. Liat Sossover, (the "Employee") of the second part.

RECITALS

WHEREAS: The Employee has been employed by the Company since June 23,201 0;

and

WHEREAS: The parties have agreed to separate and end Employee's employment with the Company, and;

WHEREAS: The parties wish to fully and finally settle all matters between them and anyone acting on their behalf, directly or indirectly connected to and /or arising from the employment relationship between them and / or the termination thereof, subject to the terms set forth herein;

Now THEREFORE, the parties, intending to be legally bound , hereby agree as follows:

1. The preface to this Agreement constitutes an integral part hereof.

2.	Employee's employment with the Company shall terminate on June 30, 2015 (the "Separation Date"). U ntil the Separation Date, the Employee is exempt from attending the Company's premises, but she will be available to assist if approached by the Company.

3.	The Company will pay the Employee, through its regular payroll system , salary and all related regular benefits until the Separation Date. No later than on the Separation Date, the Employee will return to the Company the cellular phone, Company car, laptop, and any other equipment or documents belonging to the Company.

4.	Within 30 days from the Separation Date:

1)	The Company will furnish the E mployee with a written confirmation of his period of employment by the Company , and confirmation that her employment was terminated by the Company.

2)	The Company will furnish the Employee with letters confirming the transfer to her ownership of all sums accrued in her pension fund , manager's insurance policy and education fund. It is agreed that this completes all Employee's entitlements regarding severance payment.

3)	The company will pay the Employee any unpaid recuperation payment.

4)	The company will pay the Employee any accrued and unused vacation days (according to the listings in employee's payslip).

5.	In addition , and subject to approval of the board of directors of the Company , the expiration of Employee's vested options shall be extended until December

31 , 2015, such that the Employee will be have the right to exercise them until December 31 ,2015. It is clarified that such extension is subject to the board's approval, and in case such approval will not be granted , it will not harm the validity of this Agreement and will not serve as basis for any claim by the Employee.

6.	The Employee acknowledges that the payments and entitlements set in this Agreement include benefits that are given to her as an ex gratia gesture , and beyondtheletterofthelaw.

7.	The employee confirms and acknowledges that she has received in full and final satisfaction all amounts owed to her by the Company or anyone on its behalf, including with respect to salary , expenses, social benefits, prior notice, shares, options, bonus, severance, vacation, royalties and every other payment, entitlement , benefit , or compensation whatsoever arising out of or connected to the Employee's employment by the Company or the termination thereof.

8.	The Employee hereby confirms and acknowledges that neither she nor anyone on her behalf, has or shall have any present or future claim or demand of any kind whatsoever against the Company and /or anyone acting on its behalf, arising out of or in connection with Employee's period of employment and /or the termination thereof.

9.	The Employee confirms that the confidentiality undertakings set forth in her Employment Agreement remain in full force and effect. The Employee undertakes to keep all terms of the Employee's employment with the Company , matters concerning the termination thereof and the contents of this Agreement absolutely confidential , except as otherwise required by law and except for disclosures by the Employee to his professional advisors.

10.	The Employee undertakes that she will refrain from any act that may tend to disparage or injure the Company or anyone on its behalf.

11.	The payments and benefits provided to the Employee pursuant to this Agreement shall constitute the entire , maximum, and only obligation , financial or otherwise, of the Company , to the Employee under this Agreement or otherwise. For the avoidance of doubt, this Agreement replaces and supersedes any other agreement, consent, or undertaking, whether oral or in writing.

12.	This Agreement shall be governed b y and construed in accordance with the laws of the State of Israel.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date first above written.

BRAINSTORM CELL THERAPEUTICS LTD.

by:	/s/ Anthony Fiorino
name:	Anthony Fiorino
title:	Chief Executive Officer
Date:	May 13, 2015